Exhibit 10.2.1

November 14, 2002

Geoffrey Boyd

Chief Financial Officer

Eschelon Telecom, Inc.

730 South Second Avenue

Suite 1200

Minneapolis, MN 55402-2456

Dear Mr. Boyd,

Your existing service agreement expires on March, 2003 and we are extending the termination language in that agreement for another two (2) years or through March, 2005.

In the event that your employment with Eschelon Telecom, Inc. is terminated without cause anytime before April 1st, 2005, the Company will continue your salary and medical payments for a period for one (1) year beyond termination.  Additionally, Eschelon will accelerate the vesting of options by one (1) year in such event.  The obligations imposed on you as an Officer of Eschelon Telecom, Inc. with respect to confidentially, non-disclosure, and non-solicitation shall continue notwithstanding the termination of the employment relationship between the parties.

Accepted and Agreed:

By:	/s/ Richard A. Smith	/s/ Cliff D. Williams
	Richard A. Smith	Cliff D. Williams
	President & Chief Operating Officer	Chairman & Chief Executive Officer

Accepted and Agreed:

By:	/s/ Geoffrey M. Boyd
Geoffrey M. Boyd
Chief Financial Officer

• 730 Second Avenue South • Suite 1200 • Minneapolis, MN 55402 • Phone (612) 376-4400 • Fax (612) 376-4411